Annual Report
                                                         (THREADNEEDLE LOGO)

THREADNEEDLE
GLOBAL EQUITY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
OCTOBER 31, 2008


THREADNEEDLE GLOBAL EQUITY FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.


                                                (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    7

The Fund's Long-term Performance...   14

Fund Expenses Example..............   16

Portfolio of Investments...........   19

Statement of Assets and
  Liabilities......................   23

Statement of Operations............   24

Statements of Changes in Net
  Assets...........................   26

Financial Highlights...............   27

Notes to Financial Statements......   36

Report of Independent Registered
  Public Accounting Firm...........   52

Federal Income Tax Information.....   53

Board Members and Officers.........   54

Proxy Voting.......................   59



RIVERSOURCE FAMILY OF FUNDS
Threadneedle Funds are a part of the RiverSource family of funds that includes funds branded
"RiverSource," "RiverSource Partners," and
"Threadneedle." These funds share the same Board of Directors/Trustees and officers.

Please see the pages that follow this report for a list of mutual funds that are included in the RiverSource family of funds.

                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


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2  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> Threadneedle Global Equity Fund (the Fund) Class A shares declined 45.55%
  (excluding sales charge) for the 12 months ended Oct. 31, 2008.

> The Fund underperformed its benchmark, the Morgan Stanley Capital
  International (MSCI) All Country World Index, which fell 43.25% for the 12-month period.

> The Lipper Global Funds Index, representing the Fund's peer group, declined
  40.36% over the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended Oct. 31, 2008)
--------------------------------------------------------------------------------


                                   1 year  3 years  5 years  10 years
---------------------------------------------------------------------
Threadneedle Global Equity Fund
  Class A (excluding sales
  charge)                         -45.55%   -5.32%   +2.87%   -0.44%
---------------------------------------------------------------------
MSCI All Country World Index
  (unmanaged)                     -43.25%   -4.56%   +2.63%   +1.60%
---------------------------------------------------------------------
Lipper Global Funds Index         -40.36%   -4.42%   +2.56%   +2.47%
---------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


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                        THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
           X              LARGE
                          MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                        Total expenses
--------------------------------------
Class A                      1.46%
--------------------------------------
Class B                      2.23%
--------------------------------------
Class C                      2.22%
--------------------------------------
Class I                      0.85%
--------------------------------------
Class R2                     1.79%
--------------------------------------
Class R3                     1.54%
--------------------------------------
Class R4                     1.29%(a)
--------------------------------------
Class R5                     1.04%
--------------------------------------
Class W                      1.43%
--------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.06% for the year ended Oct. 31, 2008), will not exceed 1.27% for Class R4.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


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4  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

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AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT OCT. 31, 2008
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  5/29/90)                  -45.55%   -5.32%   +2.87%   -0.44%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -46.01%   -6.08%   +2.06%   -1.21%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -45.91%   -6.12%   +2.07%     N/A      -5.58%
---------------------------------------------------------------------------
Class I (inception
  8/1/08)                      N/A      N/A      N/A      N/A     -29.72%**
---------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                 -45.48%     N/A      N/A      N/A     -18.93%
---------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                 -45.43%     N/A      N/A      N/A     -18.76%
---------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                  -45.47%   -5.21%   +3.04%   -0.27%       N/A
---------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                 -45.40%     N/A      N/A      N/A     -18.55%
---------------------------------------------------------------------------
Class W (inception
  12/1/06)                  -45.62%     N/A      N/A      N/A     -18.30%
---------------------------------------------------------------------------

With sales charge
Class A (inception
  5/29/90)                  -48.70%   -7.17%   +1.67%   -0.95%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                  -48.71%   -7.35%   +1.69%   -1.21%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -46.45%   -6.12%   +2.07%     N/A      -5.58%
---------------------------------------------------------------------------




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                        THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  5

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AT SEPT. 30, 2008
                                                                   SINCE
Without sales charge        1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  5/29/90)                 -29.10%   +0.39%   +8.32%   +2.44%       N/A
--------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -29.66%   -0.37%   +7.51%   +1.65%       N/A
--------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -29.62%   -0.36%   +7.47%     N/A      -3.22%
--------------------------------------------------------------------------
Class I (inception
  8/1/08)                     N/A      N/A      N/A      N/A     -13.52%**
--------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                -29.06%     N/A      N/A      N/A      -9.99%
--------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                -28.84%     N/A      N/A      N/A      -9.72%
--------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                 -28.97%    0.51%   +8.49%   +2.61%       N/A
--------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                -28.85%     N/A      N/A      N/A      -9.50%
--------------------------------------------------------------------------
Class W (inception
  12/1/06)                 -29.08      N/A      N/A      N/A      -9.32%
--------------------------------------------------------------------------

With sales charge
Class A (inception
  5/29/90)                 -33.15%   -1.56%   +7.04%   +1.91%       N/A
--------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -33.18%   -1.72%   +7.20%   +1.65%       N/A
--------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -30.32%   -0.36%   +7.47%     N/A      -3.22%
--------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 shares are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

 *For classes with less than 10 years performance.
**Not annualized.


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6  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

Below, Threadneedle Global Equity Fund (the Fund) portfolio managers Stephen Thornber and Andrew Holliman of Threadneedle International Limited (Threadneedle) discuss the Fund's results and positioning for the fiscal year ended Oct. 31, 2008. Threadneedle, an indirect wholly-owned subsidiary of Ameriprise Financial, Inc., acts as the subadvisor to the Fund.

Dear Shareholders,

Threadneedle Global Equity Fund Class A shares declined 45.55% (excluding sales charge) for the 12 months ended Oct. 31, 2008. The Fund underperformed its benchmark, the Morgan Stanley Capital International (MSCI) All Country World Index, which fell 43.25% for the period. The Lipper Global Funds Index, representing the Fund's peer group, declined 40.36% over the same time frame.


COUNTRY DIVERSIFICATION (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Australia                                   1.3%
------------------------------------------------
Bermuda                                     2.0%
------------------------------------------------
Brazil                                      0.7%
------------------------------------------------
Canada                                      1.5%
------------------------------------------------
Denmark                                     0.7%
------------------------------------------------
Finland                                     0.8%
------------------------------------------------
France                                      0.5%
------------------------------------------------
Germany                                     4.3%
------------------------------------------------
Hong Kong                                   1.5%
------------------------------------------------
Japan                                       6.9%
------------------------------------------------
Mexico                                      0.2%
------------------------------------------------
Netherlands                                 1.1%
------------------------------------------------
Portugal                                    0.4%
------------------------------------------------
Russia                                      0.3%
------------------------------------------------
Singapore                                   1.2%
------------------------------------------------
South Africa                                0.2%
------------------------------------------------
Spain                                       1.5%
------------------------------------------------
Switzerland                                 9.7%
------------------------------------------------
Taiwan                                      0.4%
------------------------------------------------
United Kingdom                              9.4%
------------------------------------------------
United States                              53.9%
------------------------------------------------
Other(1)                                    1.5%
------------------------------------------------


(1) Cash & Cash Equivalents.


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                        THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

SIGNIFICANT PERFORMANCE FACTORS
Market activity during the past 12 months has been unprecedented. We entered the fiscal year expecting a continuation of the economic growth phase, only to see those expectations derailed by the global credit crisis and its contagion into the real economy. Following the bankruptcy of Lehman Brothers, the AIG bailout and government takeover of mortgage lenders Fannie Mae and Freddie Mac, analysts sharply reduced economic and earnings forecasts in both developed and emerging nations. Equity markets faced steep losses amid extreme volatility.

Stock selection in the Fund was primarily responsible for its underperformance of the MSCI All Country World Index. Though our sector allocation decisions were broadly correct, individual holdings underperformed. In the energy and mining industries, we held stocks that were more sensitive to commodity prices, a detriment late in the period when commodity prices fell. Detractors included ARCH COAL in the U.S., XSTRATA in Switzerland, CIA VALE DO RIO DOCE in Brazil and FIRST URANIUM in South Africa. In the consumer discretionary sector, retail holdings lagged. Even though we held retailers we believed could weather the economic slowing, stocks like Hong Kong retailer ESPRIT HOLDINGS and U.S. retailer ABERCROMBIE & FITCH disappointed us in the tough environment.


TOP TEN HOLDINGS (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Nestle (Switzerland)                        3.6%
------------------------------------------------
Wal-Mart Stores (United States)             3.2%
------------------------------------------------
Johnson & Johnson (United States)           3.0%
------------------------------------------------
Microsoft (United States)                   3.0%
------------------------------------------------
IBM (United States)                         2.4%
------------------------------------------------
Norfolk Southern (United States)            2.4%
------------------------------------------------
Roche Holding (Switzerland)                 2.4%
------------------------------------------------
Novartis (Switzerland)                      2.2%
------------------------------------------------
PepsiCo (United States)                     2.0%
------------------------------------------------
Procter & Gamble (United States)            2.0%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


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8  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

Positioning in the financials sector had the largest positive effect on return relative to the MSCI All Country World Index. We largely avoided the worst companies in this sector, having no portfolio exposure to Fannie Mae, Freddie Mac, AIG, Washington Mutual or Lehman Brothers. The Fund also held some better performing financial stocks including JPMORGAN CHASE & CO. in the U.S. and SONY FINANCIAL HOLDINGS in Japan. Conversely, a position in BEAR STEARNS, which we sold before the company was liquidated, had a negative effect on relative performance. Other holdings such as LLOYD'S TSB GROUP, a U.K. retail bank, and AMERICAN EXPRESS suffered from the negative sentiment toward the sector.

The Fund's health care position was a positive contributor. The portfolio was overweight health care relative to the MSCI All Country World Index as the fiscal period began and we further increased the overweight during the year. The sector was attractively valued, in our view, and when investors' risk attitudes shifted, pharmaceutical companies with steady earnings growth came to the forefront.

Stock selection was favorable in the technology sector, although the sector itself declined in line with the MSCI All Country World Index. Examples of technology contributors include IBM, MICROSOFT and CANON, all large-cap defensive companies whose steady, though unspectacular, earnings growth was more appealing under the harsher economic conditions.

Increasing the portfolio's U.S. emphasis had a positive impact on relative performance as U.S. equities benefited from investors' flight to quality. During the period, we moved from a substantial


  We are particularly drawn toward companies with capital or cash flow that can be used to build market share or acquire struggling competitors during the economic weakness.






--------------------------------------------------------------------------------
                        THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


U.S. underweight to an overweight relative to the MSCI All Country World Index. We achieved this by shifting assets from other parts of the global market. Japan's equity market also performed better than other countries, but the Fund was underweight in Japan. Though we moved money from Asia to the U.S. during the year, the shift was not enough to fully shield the Fund from Asia's underperformance.

CHANGES TO THE FUND'S PORTFOLIO
We moved the portfolio to a more cautious stance, increasing our holdings of large-cap companies that appear to have a stable earnings outlook and that we believe can generate growth in the difficult market environment. Initially, the Fund's allocation to large-cap stocks was less than that of the MSCI All Country World Index, but was greater by fiscal year end. We reduced the Fund's holdings of stocks that tend to be more volatile than the overall equity market, including stocks in the emerging markets.

As noted above, we increased the Fund's U.S. holdings. We moved from overweights in Asia and Latin America to underweight positions, compared to the MSCI All Country World Index. The portfolio's weighting in Europe was about equal to that of the MSCI All Country World Index, while the allocation to Japan was smaller than that of the Index.

The portfolio initially had larger positions in the materials and consumer discretionary sectors than the MSCI All Country World Index. In both sectors we shifted to smaller positions relative to the Index. In the telecommunications sector, we slightly increased the weighting relative to the MSCI All Country World Index, moving from a modest underweight to a neutral weighting. We shifted away from telecommunications companies focused on the emerging market wireless business toward companies with fixed and wireless businesses in developed nations. Thus, we sold CHINA MOBILE and AMERICA MOVIL and moved the money into AT&T, FRANCE TELECOM and VODAFONE GROUP.

We increased the emphasis on health care stocks, the portfolio's largest single sector position at fiscal year end. Health care is a sector where we are finding companies that meet our requirements for this market -- large-cap, stable or visible earnings, strong balance sheets and attractive

--------------------------------------------------------------------------------
10  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


valuations. We kept the portfolio overweight in information technology, but are being very selective in the sector. As in other sectors, we're focused on companies with solid growth potential and strong balance sheets, but among technology companies, we're also looking for innovators. Examples include AUTONOMY in the U.K. and ADOBE SYSTEMS and MCAFEE in the U.S., companies we believe can generate growth through product innovation.

We continued to emphasize consumer staples stocks in the portfolio. These are perceived as very defensive and, therefore, appear well-equipped to withstand the difficult economy. Though we're constantly looking for opportunities in the banking segment and have purchased a few better quality regional U.S. banks, the portfolio remained underweight in banks. Likewise, we kept the portfolio underweight in commodity-related stocks, including energy and mining companies.

OUR FUTURE STRATEGY
The credit crisis has clearly dampened global economic activity and we believe the impact could still be in its early stages. Whether or not markets are at or near their lowest levels of this market cycle, we're not expecting a sharp recovery. The credit crisis took a while to develop and solutions will take time. Given the magnitude of the shock to consumer confidence, we think economic recovery and any market rebound will be muted in the early stages.

We do think the U.S. may be further through this economic cycle than other economies and may emerge from recession sooner. We see Asia and Latin America as riskier in the short term. Though their economies are still growing, investor sentiment has turned sharply against them and we think it could be some time before they recover.

In light of our outlook, we are maintaining the Fund's cautious stance. We are emphasizing defensive, large-cap companies where we anticipate growth or at least stable earnings. We are striving to find companies that can survive the downturn and also emerge in a stronger business position for the next phase of the cycle. We are particularly drawn toward

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  11

MANAGER COMMENTARY (continued) -------------------------------------------------


companies with capital or cash flow that can be used to build market share or acquire struggling competitors during the economic weakness.



(PHOTO - STEPHEN THORNBER)                                            (PHOTO - ANDREW HOLLIMAN)

Stephen Thor nber                                                     Andrew Holliman, CFA(R)
Portfolio Manager                                                     Deputy Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


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12  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in Threadneedle Global Equity Fund Class A shares (from 11/1/98 to 10/31/08) as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) All Country World Index and the Lipper Global Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Oct. 31, 2008
                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
THREADNEEDLE GLOBAL EQUITY FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $5,130    $8,000   $10,863     $9,023
------------------------------------------------------------------------------------------
        Average annual total return                 -48.70%    -7.17%    +1.67%     -0.95%
------------------------------------------------------------------------------------------
MSCI ALL COUNTRY WORLD INDEX(1)
        Cumulative value of $10,000                  $5,675    $8,693   $11,386    $11,720
------------------------------------------------------------------------------------------
        Average annual total return                 -43.25%    -4.56%    +2.63%     +1.60%
------------------------------------------------------------------------------------------
LIPPER GLOBAL FUNDS INDEX(2)
        Cumulative value of $10,000                  $5,964    $8,732   $11,347    $12,776
------------------------------------------------------------------------------------------
        Average annual total return                 -40.36%    -4.42%    +2.56%     +2.47%
------------------------------------------------------------------------------------------



Results for other share classes can be found on pages 5 and 6.


--------------------------------------------------------------------------------
14  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN THREADNEEDLE GLOBAL EQUITY FUND LINE GRAPH)

                      THREADNEEDLE GLOBAL
                          EQUITY FUND
                            CLASS A             MSCI ALL
                           ( INCLUDES        COUNTRY WORLD     LIPPER GLOBAL
                         SALES CHARGE)          INDEX(1)      FUNDS INDEX(2)
                      -------------------    -------------    --------------
'98                         $ 9,425             $10,000           $10,000
'99                          11,648              12,602            12,390
'00                          12,200              12,703            13,867
'01                           7,951               9,508            10,583
'02                           6,645               8,218             9,181
'03                           7,832              10,293            11,260
'04                           8,750              11,737            12,709
'05                          10,630              13,482            14,630
'06                          12,863              16,552            17,667
'07                          16,570              20,652            21,422
'08                           9,023              11,720            12,776




(1) The Morgan Stanley Capital International (MSCI) All Country World Index, an unmanaged index of equity securities, is designed to measure equity market performance in the global developed and emerging markets. The index reflects reinvestment of all distributions and changes in market prices.

(2) The Lipper Global Funds Index includes the 30 largest global funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


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                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period indicated and held until Oct. 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


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16  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

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                                   BEGINNING        ENDING        EXPENSES
                                 ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                MAY 1, 2008(A)  OCT. 31, 2008  THE PERIOD(B)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  618.00        $ 5.83         1.43%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.00        $ 7.27         1.43%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  615.70        $ 8.96         2.20%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,014.12        $11.17         2.20%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  616.10        $ 8.92         2.19%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,014.17        $11.12         2.19%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(d)                         $1,000        $  702.80        $ 1.80          .85%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.92        $ 4.33          .85%
-------------------------------------------------------------------------------------------

Class R2
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  618.20        $ 7.06         1.73%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,016.48        $ 8.79         1.73%
-------------------------------------------------------------------------------------------

Class R3
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  618.70        $ 6.04         1.48%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.74        $ 7.53         1.48%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  618.80        $ 5.06         1.24%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.95        $ 6.31         1.24%
-------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  619.10        $ 4.00          .98%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.27        $ 4.99          .98%
-------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  17

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

                                   BEGINNING        ENDING        EXPENSES
                                 ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                MAY 1, 2008(A)  OCT. 31, 2008  THE PERIOD(B)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
  Actual(c)                         $1,000        $  617.50        $ 5.63         1.38%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.25        $ 7.02         1.38%
-------------------------------------------------------------------------------------------


(a) The beginning account value for Class I is as of Aug. 1, 2008 (when shares of the class became publicly available) for actual expense calculations, and as of May 1, 2008 for hypothetical expense calculations.
(b) Expenses for Classes A, B, C, R2, R3, R4, R5 and W are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). Actual expenses for Class I are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 91/365 (to reflect the period from Aug. 1, 2008 to Oct. 31, 2008). Hypothetical expenses for Class I are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).
(c) Based on the actual return for the six months ended Oct. 31, 2008: -38.20% for Class A, -38.43% for Class B, -38.39% for Class C, -38.18% for Class R2, -38.13% for Class R3, -38.12% for Class R4, -38.09% for Class R5 and -38.25%
    for Class W.
(d) Based on the actual return for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008: -29.72% for Class I.


--------------------------------------------------------------------------------
18  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

OCT. 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES




COMMON STOCKS (99.0%)(c)
ISSUER                                                 SHARES                VALUE(a)
AUSTRALIA (1.3%)
CSL                                                    229,557             $5,579,839
-------------------------------------------------------------------------------------

BERMUDA (2.0%)
Accenture Cl A                                          90,000              2,974,500
PartnerRe                                               83,022              5,619,759
                                                                          -----------
Total                                                                       8,594,259
-------------------------------------------------------------------------------------

BRAZIL (0.7%)
Petroleo Brasileiro ADR                                112,520              3,025,663
-------------------------------------------------------------------------------------

CANADA (1.6%)
Barrick Gold                                           124,296              2,824,005
Research In Motion                                      28,926(b)           1,458,738
ShawCor Cl A                                           161,600              2,447,570
                                                                          -----------
Total                                                                       6,730,313
-------------------------------------------------------------------------------------

DENMARK (0.7%)
Vestas Wind Systems                                     70,000(b)           2,867,131
-------------------------------------------------------------------------------------

FINLAND (0.8%)
Nokia                                                   95,587              1,463,703
Talvivaara Mining                                      600,000(b)           1,957,691
                                                                          -----------
Total                                                                       3,421,394
-------------------------------------------------------------------------------------

FRANCE (0.5%)
France Telecom                                          87,761              2,212,162
-------------------------------------------------------------------------------------

GERMANY (4.3%)
Allianz                                                 43,511              3,273,019
E.ON                                                    54,547              2,086,821
K+S                                                     25,717                999,715
Linde                                                   52,819              4,441,274
MTU Aero Engines Holding                               110,000              2,166,895
RWE                                                     36,846              3,062,946
Siemens                                                 43,323              2,601,550
                                                                          -----------
Total                                                                      18,632,220
-------------------------------------------------------------------------------------

HONG KONG (1.5%)
Esprit Holdings                                        295,000              1,676,316
Great Eagle Holdings                                 1,714,607              1,968,499
Hongkong & Shanghai Hotels                           2,828,000              2,671,302
                                                                          -----------
Total                                                                       6,316,117
-------------------------------------------------------------------------------------

JAPAN (6.9%)
AMADA                                                  383,000              1,759,338
Canon                                                  115,700              4,049,663
GOLDCREST                                              100,280              1,473,257
Honda Motor                                            103,800              2,581,749
Mitsubishi Estate                                      309,000              5,521,317
Mitsubishi UFJ Financial Group                         434,100              2,728,721
Nintendo                                                18,300              5,881,584
Sony Financial Holdings                                  1,832              5,959,840
                                                                          -----------
Total                                                                      29,955,469
-------------------------------------------------------------------------------------

MEXICO (0.2%)
America Movil ADR Series L                              32,000                990,080
-------------------------------------------------------------------------------------

NETHERLANDS (1.1%)
ASML Holding                                           153,704              2,689,844
Fugro                                                   60,000              2,143,298
                                                                          -----------
Total                                                                       4,833,142
-------------------------------------------------------------------------------------

PORTUGAL (0.4%)
Galp Energia Series B                                  187,199              1,701,236
-------------------------------------------------------------------------------------

RUSSIA (0.3%)
Mobile Telesystems ADR                                  30,000              1,174,500
-------------------------------------------------------------------------------------

SINGAPORE (1.3%)
DBS Group Holdings                                     708,000              5,407,067
-------------------------------------------------------------------------------------

SOUTH AFRICA (0.2%)
First Uranium                                          843,700(b)             980,273
-------------------------------------------------------------------------------------

SPAIN (1.6%)
Gamesa Tecnologica                                      85,016              1,393,325
Inditex                                                 81,177              2,743,012
Telefonica                                             140,000              2,591,175
                                                                          -----------
Total                                                                       6,727,512
-------------------------------------------------------------------------------------



                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

SWITZERLAND (9.7%)
Nestle                                                 404,766            $15,738,097
Novartis                                               185,205              9,399,422
Roche Holding                                           67,141             10,266,334
Syngenta                                                21,598              4,036,863
Xstrata                                                159,226              2,723,199
                                                                          -----------
Total                                                                      42,163,915
-------------------------------------------------------------------------------------

TAIWAN (0.4%)
Asustek Computer                                     1,114,293              1,596,910
-------------------------------------------------------------------------------------

UNITED KINGDOM (9.4%)
Anglo American                                          94,865              2,380,062
Autonomy                                               157,985(b)           2,504,725
BG Group                                               336,105              4,941,614
Home Retail Group                                      559,734              1,783,860
HSBC Holdings                                          587,350              6,956,056
Intl Power                                             656,446              2,348,219
Lloyds TSB Group                                       632,067              2,042,718
Prudential                                             552,011              2,772,681
SOCO Intl                                               73,459(b)           1,692,172
Tesco                                                  630,217              3,452,709
Tullow Oil                                             436,396              3,705,782
Vodafone Group                                       3,199,094              6,153,577
                                                                          -----------
Total                                                                      40,734,175
-------------------------------------------------------------------------------------

UNITED STATES (54.1%)
Adobe Systems                                          107,541(b)           2,864,892
American Express                                        70,000              1,925,000
Aon                                                     60,397              2,554,793
Arch Coal                                               80,000              1,712,800
AT&T                                                   303,983              8,137,625
Cisco Systems                                          240,920(b)           4,281,148
Cliffs Natural Resources                                35,580                960,304
Coca-Cola                                              129,628              5,711,410
Comcast Cl A                                           432,615              6,818,012
CVS Caremark                                            98,220              3,010,443
Devon Energy                                            77,055              6,230,667
Diamond Offshore Drilling                               30,359              2,695,880
eBay                                                   146,456(b)           2,236,383
ENSCO Intl                                              60,000              2,280,600
Genzyme                                                 83,200(b)           6,063,616
Gilead Sciences                                         96,397(b)           4,419,802
Goldman Sachs Group                                     14,294              1,322,195
Google Cl A                                             12,175(b)           4,375,208
IBM                                                    112,478             10,457,080
Johnson & Johnson                                      213,502             13,096,212
JPMorgan Chase & Co                                    195,667              8,071,264
KeyCorp                                                200,000              2,446,000
Laboratory Corp of America Holdings                     83,120(b)           5,111,048
Lowe's Companies                                       120,000              2,604,000
McAfee                                                  53,912(b)           1,754,836
Merck & Co                                              88,013              2,724,002
Microsoft                                              581,405             12,982,773
Norfolk Southern                                       172,379             10,332,397
Oracle                                                 373,402(b)           6,829,522
PepsiCo                                                150,814              8,597,906
Pfizer                                                 406,759              7,203,702
Philip Morris Intl                                     112,356              4,884,115
Plum Creek Timber                                       83,189              3,101,286
Procter & Gamble                                       132,051              8,522,572
QUALCOMM                                                75,000              2,869,500
Republic Services                                      201,992              4,787,210
Schering-Plough                                        201,953              2,926,299
St. Jude Medical                                        76,051(b)           2,892,220
Synovus Financial                                      432,084              4,463,428
Thermo Fisher Scientific                               138,398(b)           5,618,959
Travelers Companies                                    184,253              7,839,966
Ultra Petroleum                                         50,984(b)           2,373,305
Valero Energy                                          118,660              2,442,023
Wal-Mart Stores                                        251,538             14,038,336
Walt Disney                                            146,355              3,790,595
WellPoint                                               98,572(b)           3,831,494
                                                                          -----------
Total                                                                     234,192,828
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $588,312,259)                                                     $427,836,205
-------------------------------------------------------------------------------------



MONEY MARKET FUND (1.5%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 1.60%              6,623,559(d)          $6,623,559
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $6,623,559)                                                         $6,623,559
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $594,935,818)(e)                                                  $434,459,764
=====================================================================================






See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

SUMMARY OF INVESTMENTS IN SECURITIES BY INDUSTRY

The following table represents the portfolio investments of the Fund by industry classifications as a percentage of total net assets at Oct. 31, 2008:

                                          PERCENTAGE OF
INDUSTRY                                    NET ASSETS        VALUE
-----------------------------------------------------------------------
Aerospace & Defense                             0.5%         $2,166,895
Automobiles                                     0.6           2,581,749
Beverages                                       3.3          14,309,316
Biotechnology                                   3.7          16,063,257
Capital Markets                                 0.3           1,322,195
Chemicals                                       2.2           9,477,852
Commercial Banks                                5.6          24,043,990
Commercial Services & Supplies                  1.1           4,787,210
Communications Equipment                        2.3          10,073,089
Computers & Peripherals                         2.8          12,053,990
Consumer Finance                                0.4           1,925,000
Diversified Financial Services                  1.9           8,071,264
Diversified Telecommunication Services          3.0          12,940,962
Electric Utilities                              0.5           2,086,821
Electrical Equipment                            1.0           4,260,456
Energy Equipment & Services                     2.2           9,567,348
Food & Staples Retailing                        4.7          20,501,488
Food Products                                   3.6          15,738,097
Health Care Equipment & Supplies                0.7           2,892,220
Health Care Providers & Services                2.1           8,942,542
Hotels, Restaurants & Leisure                   0.6           2,671,302
Household Durables                              0.3           1,473,257
Household Products                              2.0           8,522,572
Independent Power Producers & Energy
  Traders                                       0.5           2,348,219
Industrial Conglomerates                        0.6           2,601,550
Insurance                                       6.6          28,020,058
Internet & Catalog Retail                       0.4           1,783,860
Internet Software & Services                    1.5           6,611,591
IT Services                                     0.7           2,974,500
Life Sciences Tools & Services                  1.3           5,618,959
Machinery                                       0.4           1,759,338
Media                                           2.5          10,608,607
Metals & Mining                                 2.7          11,825,534
Multi-Utilities                                 0.7           3,062,946
Office Electronics                              0.9           4,049,663
Oil, Gas & Consumable Fuels                     6.5          27,825,262
Pharmaceuticals                                10.6          45,615,971
Real Estate Investment Trusts (REITs)           0.7           3,101,286
Real Estate Management & Development            1.7           7,489,816
Road & Rail                                     2.4          10,332,397
Semiconductors & Semiconductor
  Equipment                                     0.6           2,689,844
Software                                        7.7          32,818,332


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

                                          PERCENTAGE OF
INDUSTRY                                    NET ASSETS        VALUE
-----------------------------------------------------------------------
Specialty Retail                                1.6%         $7,023,328
Tobacco                                         1.1           4,884,115
Wireless Telecommunication Services             1.9           8,318,157
Other(1)                                        1.5           6,623,559
-----------------------------------------------------------------------
Total                                                      $434,459,764
-----------------------------------------------------------------------


(1) Cash & Cash Equivalents.
NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Oct. 31, 2008.

(e) At Oct. 31, 2008, the cost of securities for federal income tax purposes was $598,979,582 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                           $3,607,213
Unrealized depreciation                         (168,127,031)
------------------------------------------------------------
Net unrealized depreciation                    $(164,519,818)
------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
22  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
OCT. 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $588,312,259)              $ 427,836,205
  Affiliated money market fund (identified cost $6,623,559)            6,623,559
--------------------------------------------------------------------------------
Total investments in securities (identified cost $594,935,818)       434,459,764
Foreign currency holdings (identified cost $250,247)                     252,785
Capital shares receivable                                                358,291
Dividends receivable                                                     706,822
Receivable for investment securities sold                              4,409,678
Reclaims receivable                                                      394,816
--------------------------------------------------------------------------------
Total assets                                                         440,582,156
--------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                   468,262
Payable for investment securities purchased                            7,517,275
Accrued investment management services fees                                9,180
Accrued distribution fees                                                  3,817
Accrued transfer agency fees                                               3,375
Accrued administrative services fees                                         930
Accrued plan administration services fees                                     34
Other accrued expenses                                                   144,192
--------------------------------------------------------------------------------
Total liabilities                                                      8,147,065
--------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $ 432,435,091
--------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $     836,473
Additional paid-in capital                                           997,824,407
Undistributed net investment income                                    2,536,752
Accumulated net realized gain (loss)                                (408,287,051)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                        (160,475,490)
--------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $ 432,435,091
--------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $380,429,958           73,040,390                       $5.21(1)
Class B                     $ 42,166,196            8,654,662                       $4.87
Class C                     $  4,754,813              985,451                       $4.83
Class I                     $      3,498                  666                       $5.25
Class R2                    $      3,314                  634                       $5.23
Class R3                    $      3,322                  634                       $5.24
Class R4                    $  5,067,319              963,574                       $5.26
Class R5                    $      3,329                  634                       $5.25
Class W                     $      3,342                  639                       $5.23
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $5.53. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  23

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED OCT. 31, 2008


INVESTMENT INCOME
Income:
Dividends                                                          $  15,191,451
Interest                                                                  17,988
Income distributions from affiliated money market fund                   267,987
Fee income from securities lending                                       101,233
  Less foreign taxes withheld                                           (798,509)
--------------------------------------------------------------------------------
Total income                                                          14,780,150
--------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    5,825,153
Distribution fees
  Class A                                                              1,507,084
  Class B                                                                814,247
  Class C                                                                 73,244
  Class R2                                                                    25
  Class R3                                                                    13
  Class W                                                                     13
Transfer agency fees
  Class A                                                              1,316,120
  Class B                                                                187,180
  Class C                                                                 16,522
  Class R2                                                                     3
  Class R3                                                                     3
  Class R4                                                                 4,089
  Class R5                                                                     3
  Class W                                                                     10
Administrative services fees                                             549,601
Plan administration services fees
  Class R2                                                                    13
  Class R3                                                                    13
  Class R4                                                                20,446
Compensation of board members                                             15,113
Custodian fees                                                           240,610
Printing and postage                                                     165,380
Registration fees                                                         83,650
Professional fees                                                         42,982
Other                                                                     26,395
--------------------------------------------------------------------------------
Total expenses                                                        10,887,912
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                            (1,360)
  Earnings and bank fee credits on cash balances                         (18,631)
--------------------------------------------------------------------------------
Total net expenses                                                    10,867,921
--------------------------------------------------------------------------------
Investment income (loss) -- net                                        3,912,229
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
24  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                            $ (63,602,873)
  Foreign currency transactions                                         (738,516)
--------------------------------------------------------------------------------
Net realized gain (loss) on investments                              (64,341,389)
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
  currencies                                                        (324,354,761)
--------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (388,696,150)
--------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(384,783,921)
--------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  25

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED OCT. 31,                                                         2008           2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $   3,912,229  $   1,375,121
Net realized gain (loss) on investments                              (64,341,389)   130,447,745
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                (324,354,761)    67,887,744
-----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     (384,783,921)   199,710,610
-----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                           (2,895,413)    (5,052,007)
    Class B                                                                   --        (46,137)
    Class C                                                                   --        (24,579)
    Class R2                                                                 (16)           (60)
    Class R3                                                                 (28)           (61)
    Class R4                                                             (51,464)       (77,098)
    Class R5                                                                 (43)           (61)
    Class W                                                                  (24)           (61)
-----------------------------------------------------------------------------------------------
Total distributions                                                   (2,946,988)    (5,200,064)
-----------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
    Class A shares                                                   122,218,532    103,394,162
    Class B shares                                                    19,744,662     16,189,120
    Class C shares                                                     2,778,659      2,137,681
    Class I shares                                                         5,000            N/A
    Class R2 shares                                                           --          5,000
    Class R3 shares                                                           --          5,000
    Class R4 shares                                                    2,142,353      2,445,834
    Class R5 shares                                                           --          5,000
    Class W shares                                                            --          5,000
Reinvestment of distributions at net asset value
    Class A shares                                                     2,842,402      4,972,629
    Class B shares                                                            --         45,360
    Class C shares                                                            --         23,936
    Class R4 shares                                                       51,464         77,098
Payments for redemptions
    Class A shares                                                  (144,969,040)  (141,986,972)
    Class B shares                                                   (38,846,306)   (50,692,015)
    Class C shares                                                    (2,137,746)    (1,286,730)
    Class R4 shares                                                   (2,469,638)    (4,449,426)
-----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions    (38,639,658)   (69,109,323)
-----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (426,370,567)   125,401,223
Net assets at beginning of year                                      858,805,658    733,404,435
-----------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 432,435,091  $ 858,805,658
-----------------------------------------------------------------------------------------------
Undistributed net investment income                                $   2,536,752  $   2,648,118
-----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $9.61        $7.52        $6.23        $5.16        $4.62
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .05(b)       .02(b)       .01          .02           --
Net gains (losses) (both realized and
 unrealized)                                         (4.41)        2.13         1.30         1.08          .54
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.36)        2.15         1.31         1.10          .54
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.04)        (.06)        (.02)        (.03)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.21        $9.61        $7.52        $6.23        $5.16
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $380         $737         $608         $446         $364
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                                1.46%        1.39%        1.51%        1.57%        1.41%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .65%         .28%         .23%         .33%         .07%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%         112%          93%         104%
--------------------------------------------------------------------------------------------------------------
Total return(e)                                    (45.55%)      28.82%       21.01%       21.48%       11.72%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  27

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $9.02        $7.06        $5.88        $4.87        $4.40
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.04)(b)     (.01)        (.02)        (.03)
Net gains (losses) (both realized and
 unrealized)                                         (4.14)        2.00         1.19         1.03          .50
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.15)        1.96         1.18         1.01          .47
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                    --          .00(c)        --           --           --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.87        $9.02        $7.06        $5.88        $4.87
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $42         $104         $110         $102         $104
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                                2.23%        2.15%        2.28%        2.34%        2.18%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.11%)       (.45%)       (.54%)       (.41%)       (.66%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%         112%          93%         104%
--------------------------------------------------------------------------------------------------------------
Total return(f)                                    (46.01%)      27.81%       20.07%       20.74%       10.68%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $8.93        $7.02        $5.85        $4.85        $4.38
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.04)(b)     (.01)        (.02)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (4.09)        1.98         1.18         1.03          .49
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.10)        1.94         1.17         1.01          .47
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                    --         (.03)          --         (.01)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $4.83        $8.93        $7.02        $5.85        $4.85
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $5           $8           $6           $2           $1
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                                2.22%        2.15%        2.27%        2.33%        2.19%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.09%)       (.48%)       (.50%)       (.53%)       (.69%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%         112%          93%         104%
--------------------------------------------------------------------------------------------------------------
Total return(e)                                    (45.91%)      27.76%       20.03%       20.89%       10.73%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  29

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                      2008(b)
Net asset value, beginning of period                 $7.47
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .03
Net gains (losses) (both realized and
 unrealized)                                         (2.25)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (2.22)
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                    --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.25
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                                 .85%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.55%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%
--------------------------------------------------------------------------------------------------------------
Total return                                       (29.72%)(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008     2007(b)
Net asset value, beginning of period                 $9.62        $7.89
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .05         (.01)
Net gains (losses) (both realized and
 unrealized)                                         (4.42)        1.84
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.37)        1.83
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.02)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.23        $9.62
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.79%        1.74%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.54%        1.74%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .57%        (.13%)(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%
--------------------------------------------------------------------------------------------------------------
Total return                                       (45.48%)      23.41%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Oct. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008     2007(b)
Net asset value, beginning of period                 $9.65        $7.89
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .06          .01
Net gains (losses) (both realized and
 unrealized)                                         (4.43)        1.85
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.37)        1.86
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.04)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.24        $9.65
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.54%        1.49%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.29%        1.49%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .82%         .12%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%
--------------------------------------------------------------------------------------------------------------
Total return                                       (45.43%)      23.80%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Oct. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $9.70        $7.60        $6.29        $5.20        $4.65
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .07(b)       .04(b)       .02          .04          .01
Net gains (losses) (both realized and
 unrealized)                                         (4.46)        2.13         1.31         1.09          .54
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.39)        2.17         1.33         1.13          .55
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.05)        (.07)        (.02)        (.04)         .00
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.26        $9.70        $7.60        $6.29        $5.20
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $5          $10           $9           $6           $4
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.29%        1.23%        1.32%        1.38%        1.23%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.28%        1.23%        1.32%        1.38%        1.23%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .83%         .45%         .44%         .49%         .25%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%         112%          93%         104%
--------------------------------------------------------------------------------------------------------------
Total return                                       (45.47%)      28.85%       21.26%       21.90%       11.88%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates have agreed to waive certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008     2007(b)
Net asset value, beginning of period                 $9.69        $7.89
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .08          .05
Net gains (losses) (both realized and
 unrealized)                                         (4.45)        1.85
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.37)        1.90
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.25        $9.69
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                                1.04%         .99%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.07%         .62%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%
--------------------------------------------------------------------------------------------------------------
Total return                                       (45.40%)      24.33%(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to Oct. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008     2007(b)
Net asset value, beginning of period                 $9.66        $7.83
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .05          .02
Net gains (losses) (both realized and
 unrealized)                                         (4.44)        1.91
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (4.39)        1.93
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.04)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.23        $9.66
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                                1.43%        1.39%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .68%         .20%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                97%         100%
--------------------------------------------------------------------------------------------------------------
Total return                                       (45.62%)      24.87%(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to Oct. 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Threadneedle Global Equity Fund (the Fund) (formerly RiverSource Global Equity
Fund) is a series of RiverSource Global Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Global Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). Under normal market conditions, at least 80% of the Fund's net assets will be invested in equity securities, including companies located in developed and emerging countries.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors. Class I shares became effective Aug. 1, 2008.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At Oct. 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) owned 100% of Class I, Class R2, Class R3, Class R5 and Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
36  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options (OTC options) trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Oct. 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these future contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Oct. 31, 2008, the Fund had no outstanding futures contracts.


--------------------------------------------------------------------------------
38  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Oct. 31, 2008, foreign currency holdings consisted of multiple denominations.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations. At Oct. 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, passive foreign investment company (PFIC) holdings, re-characterization of REIT distributions, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $1,076,607 and accumulated net realized loss has been decreased by $1,076,607.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED OCT. 31,                         2008*       2007**
----------------------------------------------------------------
CLASS A
Distributions paid from:
    Ordinary income....................  $2,895,413   $5,052,007
    Long-term capital gain.............          --           --
CLASS B
Distributions paid from:
    Ordinary income....................          --       46,137
    Long-term capital gain.............          --           --
CLASS C
Distributions paid from:
    Ordinary income....................          --       24,579
    Long-term capital gain.............          --           --
CLASS I
Distributions paid from:
    Ordinary income....................          --          N/A
    Long-term capital gain.............          --          N/A
CLASS R2
Distributions paid from:
    Ordinary income....................          16           60
    Long-term capital gain.............          --           --


--------------------------------------------------------------------------------
40  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

YEAR ENDED OCT. 31,                         2008*       2007**
----------------------------------------------------------------
CLASS R3
Distributions paid from:
    Ordinary income....................         $28          $61
    Long-term capital gain.............          --           --
CLASS R4
Distributions paid from:
    Ordinary income....................      51,464       77,098
    Long-term capital gain.............          --           --
CLASS R5
Distributions paid from:
    Ordinary income....................          43           61
    Long-term capital gain.............          --           --
CLASS W
Distributions paid from:
    Ordinary income....................          24           61
    Long-term capital gain.............          --           --


 * Class I is for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.
** Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to Oct. 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to Oct. 31, 2007.

At Oct. 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $   2,543,644
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(404,243,287)
Unrealized appreciation (depreciation)........  $(164,526,146)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Oct. 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Nov. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.80% to 0.57% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Global Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the management fee by $393,409 for the year ended Oct. 31, 2008. The management fee for the year ended Oct. 31, 2008 was 0.83% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.


--------------------------------------------------------------------------------
42  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

SUBADVISORY AGREEMENT
The Investment Manager has a Subadvisory Agreement with Threadneedle International Limited (Threadneedle), an affiliate of the Investment Manager and an indirect wholly-owned subsidiary of Ameriprise Financial, to subadvise the assets of the Fund. The Investment Manager contracts with and compensates Threadneedle to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase. The fee for the year ended Oct. 31, 2008 was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Oct. 31, 2008, other expenses paid to this company were $3,588.

COMPENSATION OF BOARD MEMBERS
Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $1,733,000 and $58,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as Oct. 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $749,778 for Class A, $49,352 for Class B and $1,644 for Class C for the year ended Oct. 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Oct. 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R2............................................  1.54%
Class R3............................................  1.29
Class R4............................................  1.28




--------------------------------------------------------------------------------
44  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2...........................................    $13
Class R3...........................................     13
Class R4...........................................  1,334


The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class R4............................................  1.27%


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended Oct. 31, 2008, the Fund's custodian and transfer agency fees were reduced by $18,631 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $670,217,944 and $698,227,533, respectively, for the year ended Oct. 31, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $101,233 for the year ended Oct. 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $1,067 for the year ended Oct. 31, 2008, which are included in other expenses on the Statement of Operations. The risk to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At Oct. 31, 2008, the Fund had no securities out on loan.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                        YEAR ENDED OCT. 31, 2008*
                                     ISSUED FOR
                                     REINVESTED                        NET
                          SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                15,480,435     328,601     (19,420,602)      (3,611,566)
Class B                 2,606,662          --      (5,461,285)      (2,854,623)
Class C                   381,563          --        (318,939)          62,624
Class I                       666          --              --              666
Class R4                  264,404       5,909        (319,876)         (49,563)
----------------------------------------------------------------------------------


                                        YEAR ENDED OCT. 31, 2007**
                                     ISSUED FOR
                                     REINVESTED                        NET
                          SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                12,264,903     636,700     (17,108,766)      (4,207,163)
Class B                 2,095,921       6,146      (6,192,934)      (4,090,867)
Class C                   276,396       3,279        (164,135)         115,540
Class R2                      634          --              --              634
Class R3                      634          --              --              634
Class R4                  288,576       9,796        (531,402)        (233,030)
Class R5                      634          --              --              634
Class W                       639          --              --              639
----------------------------------------------------------------------------------


* Class I is for the period from Aug. 1, 2008 (when shares became publicly available) to Oct. 31, 2008.
** Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to Oct. 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to Oct. 31, 2007.

5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $302,567,723 and $308,596,766, respectively, for the year ended Oct. 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Oct. 31, 2008, can be found in the Portfolio of Investments.


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46  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Oct. 31, 2008.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $404,243,287 at Oct. 31, 2008, that if not offset by capital gains will expire as follows:

    2009            2010            2011           2016
$170,490,067    $143,634,885    $30,509,951    $59,608,384




--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

8. RISKS RELATING TO CERTAIN INVESTMENTS

FOREIGN/EMERGING MARKETS RISK
Investing in foreign securities may include certain risks and considerations not typically associated with investing in U.S. securities, such as fluctuating currency values and changing local and regional economic, political and social conditions, which may result in greater market volatility. In addition, certain foreign securities may not be as liquid as U.S. securities. Investing in emerging markets may accentuate these risks.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties

--------------------------------------------------------------------------------
48  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman

--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  49

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

10. SUBSEQUENT EVENT

Effective Dec. 15, 2008, the Fund will pay custodian fees to JPMorgan Chase Bank, N.A. and, in addition, JPMorgan Chase Bank, N.A. will serve as the securities lending agent for the Fund.


--------------------------------------------------------------------------------
50  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
THREADNEEDLE GLOBAL EQUITY FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Threadneedle Global Equity Fund (the Fund), formerly the RiverSource Global Equity Fund, (one of the portfolios constituting the RiverSource Global Series, Inc.) as of October 31, 2008, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through October 31, 2006, were audited by other auditors whose report dated December 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


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                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued) ------------

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of Threadneedle Global Equity Fund of the RiverSource Global Series, Inc. at October 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
December 19, 2008


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52  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Oct. 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................       100%
    Dividends Received Deduction for corporations................       100%
    U.S. Government Obligations..................................      0.00%


The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  53

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource complex of funds that each Board member oversees consists of 162 funds, which includes 104 RiverSource funds and 58 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 69                     2002
------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
54  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (bank holding company) and its principal subsidiary,
Age 64                                           Great Western Bank (federal savings bank)
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C.; Director, Vibration       Lead Outside
901 S. Marquette Ave.      2008                  Control Technologies, LLC (auto vibration technology);   Director, Digital
Minneapolis, MN 55402                            Director and Chairman, Highland Park Michigan Economic   Ally, Inc. (digital
Age 66                                           Development Corp; and Chairman, Detroit Public Schools   imaging); and
                                                 Foundation. Formerly, Chairman and Chief Executive       Infinity, Inc. (oil
                                                 Officer, Q Standards Worldwide, Inc. (library of         and gas exploration
                                                 technical standards); Director, Kerr-McGee Corporation   and production);
                                                 (diversified energy and chemical company); Trustee, New  Director, OGE Energy
                                                 York University Law Center Foundation; Vice Chairman,    Corp. (energy and
                                                 Detroit Medical Center and Detroit Economic Growth       energy services
                                                 Corp.                                                    provider offering
                                                                                                          physical delivery
                                                                                                          and related services
                                                                                                          for both electricity
                                                                                                          and natural gas)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





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                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  55

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 48                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company and Chairman of the Board, Chief
                                                 Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


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56  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 43                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 43                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 49                                           since 2006; Vice President, General Counsel and
                                                 Secretary, Ameriprise Certificate Company since 2005;
                                                 Vice President -- Asset Management Compliance,
                                                 Ameriprise Financial, Inc., 2004-2005; Senior Vice
                                                 President and Chief Compliance Officer, USBancorp Asset
                                                 Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 48                                           Management, 2000-2003
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  57

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------





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58  THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
                       THREADNEEDLE GLOBAL EQUITY FUND -- 2008 ANNUAL REPORT  59

THREADNEEDLE GLOBAL EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                           This report must be accompanied or preceded by the Fund's
                           current prospectus.
                           Threadneedle(R) mutual funds are distributed by RiverSource
                           Distributors, Inc., Member FINRA, managed by RiverSource
                           Investments, LLC, and subadvised by Threadneedle
                           International Limited. These companies are part of
                           Ameriprise Financial, Inc.
(THREADNEEDLE LOGO)        (C) 2008 RiverSource Distributors, Inc.                           S-6334 AG (12/08)